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                          CONSENT OF INDEPENDENT AUDITORS




   We consent to the incorporation by reference in the Registration Statement (Form S-8 dated May 2, 1994) pertaining to the Crown Central Petroleum
   Corporation 1994 Long-Term Incentive Plan and the Crown Central Petroleum Corporation Employees Savings Plan of our report dated February 24, 1994, with respect to the consolidated financial statements and schedules of Crown Central Petroleum Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                         Ernst & Young